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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-66045 and 333-54970 of Innotrac Corporation on Form S-8 of our report dated March 30 2004, relating to the consolidated financial statements and financial statement schedule of Innotrac Corporation as of December 31, 2003 and December 31, 2002 and for the years then ended appearing in the Annual Report on Form 10-K of Innotrac Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 2005